                                                                    Exhibit 10.2


===============================================================================




                              RJR NABISCO, INC.,
                                    Issuer,


                        R.J. REYNOLDS TOBACCO COMPANY,
                                 as Guarantor

                                      AND


                             THE BANK OF NEW YORK,
                                  as Trustee


                              7-3/8% Notes due 2003
                              7-3/4% Notes due 2006
                              7-7/8% Notes due 2009




                                   INDENTURE

                           Dated as of May 15, 1999







===============================================================================

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

                                   ARTICLE I
                  Definitions and Incorporation by Reference

SECTION 1.1.   Definitions.....................................................1
SECTION 1.2.   Other Definitions..............................................10
SECTION 1.3.   Incorporation by Reference of TIA..............................10
SECTION 1.4.   Rules of Construction..........................................11

                                  ARTICLE II
                                  The Notes

SECTION 2.1.   Form, Dating and Terms.........................................12
SECTION 2.2.   Restrictive Legends............................................14
SECTION 2.3.   Book-Entry Provisions for Global Notes.........................15
SECTION 2.4.   Execution, Authentication and Denominations....................17
SECTION 2.5.   Registrar and Paying Agent.....................................18
SECTION 2.6.   Paying Agent To Hold Money in Trust............................18
SECTION 2.7.   Transfer and Exchange..........................................19
SECTION 2.8.   Special Transfer Provisions....................................20
SECTION 2.9.   Mutilated, Destroyed, Lost or Stolen Notes.....................23
SECTION 2.10.  Outstanding Notes..............................................24
SECTION 2.11.  Temporary Notes................................................25
SECTION 2.12.  Cancellation...................................................25
SECTION 2.13.  Payment of Interest; Defaulted Interest........................25
SECTION 2.14.  Computation of Interest........................................26
SECTION 2.15.  CUSIP Numbers..................................................26

                                  ARTICLE III
                                  Covenants

SECTION 3.1.   Payment of Notes...............................................27
SECTION 3.2.   Maintenance of Office or Agency................................27
SECTION 3.3.   SEC Reports and Available Information..........................27
SECTION 3.4.   Certificate to Trustee.........................................27
SECTION 3.5.   Negative Pledge................................................28
SECTION 3.6.   Certain Sale and Lease-back Transactions.......................29
SECTION 3.7.   Corporate Existence............................................30
SECTION 3.8.   Payment of Taxes and Other Claims..............................30
SECTION 3.9.   Waiver of Stay, Extension or Usury Laws........................31
SECTION 3.10.  Further Instruments and Acts...................................31
SECTION 3.11.  Notice of Defaults.............................................31

                                  ARTICLE IV
                  Consolidation, Merger, Sale or Conveyance

SECTION 4.1.   Covenant Not to Merge, Consolidate, Sell or Convey Property
                Except Under Certain Conditions31
SECTION 4.2.   Successor Corporation Substituted..............................32
SECTION 4.3.   Opinion of Counsel to Trustee..................................32

                                   ARTICLE V
                             Redemption of Notes

SECTION 5.1.   Optional Redemption............................................32
SECTION 5.2.   Notices to Trustee.............................................33
SECTION 5.3.   Selection of Notes to be Redeemed..............................33
SECTION 5.4.   Notice of Redemption...........................................33
SECTION 5.5.   Effect of Notice of Redemption.................................34
SECTION 5.6.   Deposit of Redemption Price....................................34
SECTION 5.7.   Notes Payable on Redemption Date...............................34
SECTION 5.8.   Notes Redeemed in Part.........................................35

                                  ARTICLE VI
                            Defaults and Remedies

SECTION 6.1.   Event of Default Defined; Acceleration of Maturity; Waiver of
                Default.......................................................35
SECTION 6.2.   Collection of Indebtedness by Trustee; Trustee May Prove Debt..37
SECTION 6.3.   Application of Proceeds........................................39
SECTION 6.4.   Suits for Enforcement..........................................40
SECTION 6.5.   Restoration of Rights on Abandonment of Proceedings............40
SECTION 6.6.   Limitations on Suits by Noteholders............................40
SECTION 6.7.   Unconditional Right of Noteholders to Institute Certain Suits..41
SECTION 6.8.   Powers and Remedies Cumulative; Delay or Omission Not Waiver of
                Default.......................................................41
SECTION 6.9.   Control by Noteholders.........................................42
SECTION 6.10.  Waiver of Past Defaults........................................42
SECTION 6.11.  Trustee to Give Notice of Default, But May Withhold in Certain
                Circumstances.................................................42
SECTION 6.12.  Right of Court to Require Filing of Undertaking to Pay Costs...43

                                  ARTICLE VII
                                   Trustee

SECTION 7.1.   Duties of Trustee..............................................43
SECTION 7.2.   Rights of Trustee..............................................45
SECTION 7.3.   Individual Rights of Trustee...................................45
SECTION 7.4.   Trustee's Disclaimer...........................................46
SECTION 7.5.   Notice of Defaults.............................................46
SECTION 7.6.   Reports by Trustee to Holders..................................46
SECTION 7.7.   Compensation and Indemnity.....................................46
SECTION 7.8.   Replacement of Trustee.........................................47
SECTION 7.9.   Successor Trustee by Merger....................................48
SECTION 7.10.  Eligibility; Disqualification..................................49
SECTION 7.11.  Preferential Collection of Claims Against the Company..........49

                                 ARTICLE VIII
           Satisfaction and Discharge of Indenture; Unclaimed Moneys

SECTION 8.1.   Satisfaction and Discharge of Indenture........................49
SECTION 8.2.   Application by Trustee of Funds Deposited for Payment of Notes.52
SECTION 8.3.   Repayment of Moneys Held by Paying Agent.......................53
SECTION 8.4.   Return of Moneys Held by Trustee and Paying Agent Unclaimed for
                Two Years.....................................................53

                                  ARTICLE IX
                                  Amendments

SECTION 9.1.   Without Consent of Noteholders.................................53
SECTION 9.2.   With Consent of Noteholders....................................55
SECTION 9.3.   Effect of Supplemental Indenture...............................56
SECTION 9.4.   Documents to Be Given to Trustee...............................56
SECTION 9.5.   Notation on Notes in Respect of Supplemental Indentures........56
SECTION 9.6.   Compliance with TIA............................................56
SECTION 9.7.   Revocation and Effect of Consents and Waivers..................57
SECTION 9.8.   Trustee to Sign Amendments.....................................57

                                   ARTICLE X
                                  Guarantees

SECTION 10.1.  Guarantee......................................................57
SECTION 10.2.  Limitation on Liability; Termination, Release and Discharge....59
SECTION 10.3.  Right of Contribution..........................................59
SECTION 10.4.  No Subrogation.................................................59
SECTION 10.5.  Future Guarantors..............................................60

                                  ARTICLE XI
                                Miscellaneous

SECTION 11.1.  TIA Controls..................................................60
SECTION 11.2.  Notices.......................................................60
SECTION 11.3.  Communication by Holders with other Holders...................61
SECTION 11.4.  Certificate and Opinion as to Conditions Precedent............61
SECTION 11.5.  Statements Required in Certificate or Opinion.................62
SECTION 11.6.  When Notes Disregarded........................................62
SECTION 11.7.  Rules by Trustee, Paying Agent and Registrar..................62
SECTION 11.8.  Legal Holidays................................................62
SECTION 11.9.  GOVERNING LAW.................................................62
SECTION 11.10. No Recourse Against Others....................................63
SECTION 11.11. Successors....................................................63
SECTION 11.12. Multiple Originals............................................63
SECTION 11.13. Variable Provisions...........................................63
SECTION 11.14. Qualification of Indenture....................................63
SECTION 11.15. Incorporators, Stockholders, Officers and Directors of
                 Company Exempt and Individual Liability......................63
SECTION 11.16. Provisions of Indenture for the Sole Benefit of Parties and
                 Noteholders..................................................63

EXHIBIT A-1      Form of 2003 U.S. Global Note

EXHIBIT A-2      Form of 2006 U.S. Global Note

EXHIBIT A-3      Form of 2009 U.S. Global Note

EXHIBIT B-1      Form of 2003 Temporary Offshore Global Note

EXHIBIT B-2      Form of 2006 Temporary Offshore Global Note

EXHIBIT B-3      Form of 2009 Temporary Offshore Global Note

EXHIBIT C-1      Form of 2003 Permanent Offshore Global Note

EXHIBIT C-2      Form of 2006 Permanent Offshore Global Note

EXHIBIT C-3      Form of 2009 Permanent Offshore Global Note

EXHIBIT D-1      Form of 2003 Offshore Physical Note

EXHIBIT D-2      Form of 2006 Offshore Physical Note

EXHIBIT D-3      Form of 2009 Offshore Physical Note

EXHIBIT E-1      Form of 2003 U.S. Physical Note

EXHIBIT E-2      Form of 2006 U.S. Physical Note

EXHIBIT E-3      Form of 2009 U.S. Physical Note

EXHIBIT F-1      Form of 2003 Exchange Global Note

EXHIBIT F-2      Form of 2006 Exchange Global Note

EXHIBIT F-3      Form of 2009 Exchange Global Note

EXHIBIT G-1      Form of Certificate for Notes Due 2003

EXHIBIT G-2      Form of Certificate for Notes Due 2006

EXHIBIT G-3      Form of Certificate for Notes Due 2009

EXHIBIT H-1      Form of Certificate to Be Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors for Notes Due
                    2003

EXHIBIT H-2      Form of Certificate to Be Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors for Notes Due
                    2006

EXHIBIT H-3      Form of Certificate to Be Delivered in Connection with
                    Transfers QIB Accredited Investors for Notes Due 2009

EXHIBIT I-1      Form of Certificate to Be Delivered in Connection with
                    Transfers Pursuant to Regulation S for Notes Due 2003

EXHIBIT I-2      Form of Certificate to Be Delivered in Connection with
                    Transfers Pursuant to Regulation S for Notes Due 2006

EXHIBIT I-3      Form of Certificate to Be Delivered in Connection with
                    Transfers Pursuant to Regulation S for Notes Due 2009

EXHIBIT J        Form of Supplemental Indenture

EXHIBIT K        Form of Exchange Physical Note

INDENTURE dated as of May 15, 1999, among RJR NABISCO, INC., a Delaware corporation (the "Company"), R.J. REYNOLDS TOBACCO COMPANY, a New Jersey Corporation, as Guarantor (as defined herein) and THE BANK OF NEW YORK, a New York banking corporation (the "Trustee") as Trustee.

           WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of $550,000,000 aggregate principal amount of the Company"s 7-3/8% Notes due 2003, $500,000,000 aggregate principal amount of the Company's 7-3/4% Notes due 2006 and $200,000,000 aggregate principal amount of the Company's 7-7/8% Notes due 2009 issuable as provided in this Indenture.

           WHEREAS, prior to the date hereof, the following transactions have occurred:(1) the sale by the Company and RJRT (as defined herein) of the international tobacco business to Japan Tobacco Inc. and (2) the completion of the Company's debt tender offers pursuant to the Offer to Purchase and Consent Solicitation dated April 13, 1999, as amended (the ADebt Tenders");

           WHEREAS, shortly following the date hereof, the following transactions are expected to occur: (1) the transfer of the 80.5% interest of the Company in Nabisco (as defined herein), together with approximately $1.6 billion in after-tax proceeds from the international tobacco sale, to Parent (as defined herein) and (2) the spin-off of the Company, which will then be renamed R.J. Reynolds Tobacco Holdings, Inc., to the common stockholders of Parent;

           WHEREAS, the Company and RJRT will file a registration statement covering the Notes and offer to exchange the Notes for substantially identical notes registered under the Securities Act (as defined herein) within 9 months of this offering; and

           WHEREAS, all things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes (as defined herein), when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, valid obligations of the Company as hereinafter provided.

                                   ARTICLE I
                  Definitions and Incorporation by Reference

           SECTION I.1.  Definitions.

           "Additional Interest" shall have the meaning assigned to such term in the Registration Rights Agreement.

           "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, Acontrol" (including, with correlative meanings, the terms

"controlling," Acontrolled by" and Aunder common control with"), as applied to any Person, is defined to mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

           "Agent" means any Registrar, Co-Registrar, Paying Agent, Transfer Agent or authenticating agent.

           "Agent Members" has the meaning provided in Section 2.3.

           "Attributable Debt" means, when used in connection with a sale and lease-back transaction, at any date as of which the amount thereof is to be determined, the product of (a) the net proceeds from such sale and lease-back transaction multiplied by (b) a fraction, the numerator of which is the number of full years of the term of the lease relating to the property involved in such sale and lease-back transaction (without regard to any options to renew or extend such term) remaining at the date of the making of such computation and the denominator of which is the number of full years of the term of such lease measured from the first day of such term.

           "Authorized Newspaper" means a newspaper (which, in the case of The City of New York, will, if practicable, be The Wall Street Journal (Eastern Edition), and in the case of the United Kingdom, will, if practicable, be the Financial Times (London Edition) published in an official language of the country of publication customarily published at least once a day for at least five days in each calendar week and of general circulation in The City of New York and the United Kingdom.

           "Bank Credit Agreement" means the Credit Agreement, dated as of May 7, 1999 among the Company, RJR Nabisco Holdings Corp., The Chase Manhattan Bank, as Administrative Agent and the various lending institutions named on the signature pages thereof, as such agreement may be amended, modified, renewed, refunded, restated, refinanced or replaced from time to time.

           "Bank Credit Agreement Guarantor" means RJRT and every Subsidiary of the Company that is or becomes a guarantor under the Bank Credit Agreement from time to time; provided that, to the extent that any Subsidiary ceases to be a guarantor under the Bank Credit Agreement, such Subsidiary shall cease to be Bank Credit Agreement Guarantor.

           "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board of Directors.

           "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

           "Business Day" means a day which is not, in New York City, a Saturday, Sunday, legal holiday or other day on which banking institutions are authorized or obligated by law to close.

           "capital stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, partnership interests and limited liability company membership interests, but excluding any debt securities convertible into such equity.

           "Company Order" means a written request or order signed in the name of the Company (i) by its Chairman of the Board, its Chief Executive Officer, its President, a Vice President or its Chief Financial Officer and (ii) by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors listed in such clause (i) and one of the officers listed in clause (ii) above.

           "Comparable Treasury Issue" means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (ARemaining Life") of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

           "Comparable Treasury Price" means (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

           "Consolidated Net Worth" means, at any date of determination, the consolidated stockholder's equity of the Company and its consolidated subsidiaries, as set forth on the then most recently available consolidated balance sheet of the Company and its consolidated Subsidiaries.

           "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. A Person shall be deemed to Control another Person if such Person
(i) is an officer or director of such other Person or (ii) directly or indirectly owns or controls 10% or more of such other Person's capital stock. AControlling" and AControlled" have meanings correlative thereof.

           "Corporate Trust Office" means the principal office of the Trustee at which any particular time its corporate trust business shall be administered which office at the date of the execution of the Indenture is located at 101 Barclay Street, Floor 21 West, New York, New York

10286 or at any other time at such other address as the Trustee may designate from time to time by notice to the Holders.

           "Debt Tenders" shall mean the Company's debt tender offers pursuant to the Offer to Purchase and Consent Solicitation Statement dated April 13, 1999.

           "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

           "Dollar" means the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

           "DTC" means The Depository Trust Company, its nominees and their respective successors and assigns.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           "Exchange Offer Registration Statement" means a Registration Statement issued pursuant to an exchange offer registered under the Securities Act.

           "Exchange Notes" means any securities of the Company containing terms identical to each series of the Notes (except that such Exchange Notes shall be registered under the Securities Act and shall not contain provisions materially restricting the transferability thereof) that are issued and exchanged for each series of the Notes pursuant to the Registration Rights Agreement and this Indenture.

           "Exempted Debt" means the sum, without duplication, of the following items outstanding as of the date Exempted Debt is being determined: (i) indebtedness of the Company and the Restricted Subsidiaries incurred after the Issue Date and secured by liens created, assumed or otherwise incurred or permitted to exist pursuant to Section 3.5(b); and (ii) Attributable Debt of the Company and the Restricted Subsidiaries in respect of all sale and lease-back transactions with regard to any Principal Property entered into pursuant to Section 3.6(b).

          "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia.

          "Funded Debt" means all indebtedness for money borrowed, including purchase money indebtedness, having a maturity of more than one year from the date of its creation or having a maturity of less than one year but by its terms being renewable or extendible, at the option of the obligor in respect thereof, beyond one year from its creation.

           "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date.

           "Global Notes" has the meaning provided in Section 2.1.

           "guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other
Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term Aguarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term Aguarantee" used as a verb has a corresponding meaning.

           "Guarantee" means, individually, any guarantee of payment of the Notes by a Guarantor pursuant to the terms of this Indenture, and, collectively, all such Guarantees.

           "Guarantor" means RJRT and each other Subsidiary of the Company that is or becomes a Bank Credit Agreement Guarantor and any other Person that becomes a Bank Credit Agreement Guarantor; provided that, to the extent that RJRT or any or all of such Subsidiaries cease to be Bank Credit Agreement Guarantors, such Subsidiaries shall cease to be Guarantors.

           "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

           "Incur" means issue, assume, guarantee, incur or otherwise become liable for.

           "Indebtedness" means, with respect to any Person, obligations (other than Non-Recourse Obligations, the Notes or the Guarantees) of such Person for borrowed money or evidenced by bonds, debentures, notes or similar instruments.

           "Indenture" means this Indenture, as amended or supplemented from time to time.

           "Independent Investment Banker" means either Merrill Lynch, Pierce, Fenner & Smith Incorporated or Morgan Stanley & Co. Incorporated, or, if both firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

           "Initial Purchasers" means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. and those other purchasers listed on
Schedule 1 hereto.

           "Institutional Accredited Investor" or AIAI" means an institution that is an Aaccredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

           "Issue Date" means the date on which the Notes are originally issued.

           "Lien" means, with respect to any asset, any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest.)

           "Nabisco" means Nabisco Holdings Corp.

           "Nonrecourse Obligation" means indebtedness or other obligations substantially related to (i) the acquisition of assets not previously owned by the Company, any Guarantor or any of their respective Subsidiaries or (ii) the financing of a project involving the development or expansion of properties of the Company, any Guarantor or any of their respective Subsidiaries, as to which the obligee with respect to such indebtedness or obligation has no recourse to the Company, any Guarantor or any of their respective Subsidiaries or any assets of the Company, any Guarantor or any of their respective Subsidiaries other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

           "Non-U.S. Person" means a person who is not a AU.S. person" (as defined in Regulation S).

           "Notes" means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture. For all purposes of this Indenture, the term ANotes" shall include the Notes initially issued on the Issue Date, any Exchange Notes to be issued and exchanged for any Notes pursuant to the Registration Rights Agreement and this Indenture and any other Notes issued after the Issue Date under this Indenture. For purposes of this Indenture, all Notes shall vote together as one series of Notes under this Indenture.

           "Obligations" has the meaning provided in Section 10.1.

           "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Vice Chairman, any Vice President, the Treasurer, the Chief Financial Officer or the Secretary of the Company, as applicable.

           "Officers' Certificate" means a certificate signed by any two Officers of the Company.

          "Offshore Global Notes" has the meaning provided in Section 2.1.

           "Offshore Physical Notes" has the meaning provided in Section 2.1.

           "Opinion of Counsel" means a written opinion from Davis Polk & Wardwell or any other legal counsel to the Company. The counsel may be an employee of or counsel to the Company.

           "Parent" means RJR Nabisco Holdings Corp.

           "Paying Agent" has the meaning provided in Section 2.5, except that, for the purposes of Article Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them. The term APaying Agent" includes any additional Paying Agent.

           "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

           "Physical Notes" has the meaning provided in Section 2.1.

           "Principal" means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time; provided, however, that for purposes of calculating any such premium, the term Aprincipal" shall not include the premium with respect to which such calculation is being made.

           "Principal Property" means land, land improvements, buildings and associated factory and laboratory equipment owned or leased pursuant to a capital lease and used by the Company or a Restricted Subsidiary primarily for processing, producing, packaging or storing its products, raw materials, inventories, or other materials and supplies and located within the United States of America and having an acquisition cost plus capitalized improvements in excess of 2% of Consolidated Net Worth, as of the date of such determination, but not including any such property financed through the issuance of tax exempt governmental obligations, or any such property that has been determined by Board Resolution of the Company not to be of material importance to the respective businesses conducted by the Company or such Restricted Subsidiary effective as of the date such resolution is adopted.

           "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth in Section 2.2(a).

           "Purchase Agreement" means the Purchase Agreement dated May 10, 1999 among the Company, RJRT and the Initial Purchasers.

           "QIB" means any Aqualified institutional buyer" (as defined in Rule 144A under the Securities
Act).

           "Reference Treasury Dealer" means (1) Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a APrimary Treasury Dealer"), the Company will substitute for such Initial Purchaser another Primary Treasury Dealer and (2) any other Primary Treasury Dealer selected by the Independent Investment Banker after consultation with the Company.

           "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

           "Registered Note" means any Note registered on the Note Register of the Company.

           "Registrar" has the meaning provided in Section 2.5.

           "Registration Rights Agreement" means the Exchange and Registration Rights Agreement, dated May 18, 1999 among the Company, RJRT and the Initial Purchasers.

           "Registration Statement" means any Registration Statement as defined and described in the Registration Rights Agreement.

           "Regulation S" means Regulation S under the Securities Act.

           "Reorganization" means (1) the sale by the Company and RJRT of the international tobacco business to Japan Tobacco Inc.; (2) completion of the Company's Debt Tenders; (3) the transfer of the 80.5% interest of the Company in Nabisco, together with approximately $1.6 billion in after-tax proceeds from the international tobacco sale, to Parent; and (4) the spin-off of the Company, which will then be renamed R.J. Reynolds Tobacco Holdings, Inc., to the common stockholders of Parent.

           "Responsible Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

           "Restricted Subsidiary" means any Subsidiary organized and existing under the laws of the United States of America and the principal business of which is carried on within the United States of America which owns or is a lessee pursuant to a capital lease of any Principal Property and in which the investment of the Company and all its Subsidiaries exceeds 5% of Consolidated Net Worth as of the date of such determination other than (i) each Subsidiary the major part of whose business consists of finance, banking, credit, leasing, insurance, financial services or other similar operations, or any combination thereof; and (ii) each Subsidiary formed or acquired after the Issue Date for the purpose of acquiring the business or assets of another person and which does not acquire all or any substantial part of the business or assets of the Company or any Restricted Subsidiary. However, the Board of Directors of the Company may declare any such Subsidiary to be a Restricted Subsidiary.

           "RJRT" means R.J. Reynolds Tobacco Company.

           "Rule 144A" means Rule 144A under the Securities Act.

           "SEC" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such SEC is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

           "Securities Act" means the Securities Act of 1933, as amended.

           "Subsidiary" means any corporation of which at least a majority of all outstanding stock having by the terms thereof ordinary voting power in the election of directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation has or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by the Company, or by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries.

           "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. sections 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date, ATIA" means, to the extent required by any such amendments, the TIA as so amended.

           "Treasury Rate" means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated AH.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption ATreasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

           "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means such successor.

           "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

           "Bankruptcy Law" means the Bankruptcy Reform Act of 1978, as amended and as codified in Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

           "U.S. Global Notes" has the meaning provided in Section 2.1.

           "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the Company's option.

           "U.S. Physical Notes" has the meaning provided in Section 2.1.

           SECTION I.2.  Other Definitions.


                                                                     Defined in
                  Term                                                 Section
                  ----                                               ----------

         "covenant defeasance".......................................     8.1
         "Defaulted Interest"........................................     2.13
         "Event of Default"..........................................     6.1
         "Global Notes"..............................................     2.1
         "Legal Holiday".............................................    11.8
         "Note Register".............................................     2.5
         "Notice of Default".........................................     6.1
         "Permanent Offshore Global Notes"...........................     2.1
         "Special Interest Payment Date".............................     2.13
         "Special Record Date".......................................     2.13
         "Temporary Offshore Global Notes"...........................     2.1

           SECTION I.3. Incorporation by Reference of TIA. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

           "indenture securities" means the Notes.

           "indenture security holder" means a Holder or Noteholder.

           "indenture to be qualified" means this Indenture.

           "indenture trustee" or "institutional trustee" means the Trustee.

           "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

           All other TIA terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

           SECTION I.4. Rules of Construction. Unless the context otherwise requires:

                  (1)    a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3)    "or" is not exclusive;

                  (4)    "including" means including without limitation;

                  (5) words in the singular include the plural and words in the plural include the singular;

                  (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                  (7) all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth in Section 1.1; and

                  (8) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.


                                  ARTICLE II

                                   The Notes

           SECTION II.1. Form, Dating and Terms. The Notes are being offered and sold by the Company pursuant to a Purchase Agreement, dated May 10, 1999, among the Company, RJRT, and the Initial Purchasers. The Notes will be resold initially only (A) to QIBs, (B) to a limited number of other IAIs and (C) in offshore transactions to Non-U.S. Persons in reliance on Regulation S. Such Notes may thereafter be transferred to among others, QIBs pursuant to Rule 144A, Non-U.S. Persons in reliance on Regulation S and pursuant to other exemptions from, or in transactions not subject to, the registration requirements of the Securities Act, including sales to IAIs that are not QIBs, in accordance with the procedure described herein.

           The Notes and the Trustee's certificates of authentication shall be substantially in the forms annexed hereto as Exhibits A, B, C, D, F and K which are incorporated by reference and made a part of this Indenture with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law or stock exchange agreements to which the Company is subject. Each Note shall be dated the date of its authentication.

           The terms and provisions contained in the forms of the Notes annexed hereto as Exhibits A, B, C, D, E, F and K shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

           Each series of notes offered and sold to QIBs will be issued on the Issue Date in the form of a permanent global Note, without interest coupons, substantially in the form of Exhibit A, including appropriate legends as set forth in Section 2.2(a) and (b) (the AU.S. Global Notes"), registered in the name of the nominee of the depositary, deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The U.S. Global Notes may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the U.S. Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

                  Each series of notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more temporary global Notes in registered form, without interest coupons, substantially in the form set forth in Exhibit B including appropriate legends as set forth in Section 2.2(a) and (b) (the "Temporary Offshore Global Notes"), registered in the name of the nominee of the depositary, deposited with the Trustee, as custodian for the depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Offshore Global Notes (as defined below) may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the depositary or its nominee, as hereinafter provided. At any time after the 40th day following the later of commencement of the offering of the Notes and the Issue Date, upon receipt by the Trustee and the Company of a certificate substantially in the form of Exhibit G hereto, one or more permanent global Notes in registered form substantially in the form set forth in Exhibit C including appropriate legends as set forth in Section 2.2(b) (the "Permanent Offshore Global Notes"; and together with the Temporary Offshore Global Notes, the "Offshore Global Notes") duly executed by the Company and authenticated by the Trustee as hereinafter provided shall be deposited with the Trustee, as custodian for the depositary or its nominee, and the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the applicable Temporary Offshore Global Note in an amount equal to the principal amount of the beneficial interest in the applicable Temporary Offshore Global Note transferred in exchange for a beneficial interest in the applicable Permanent Offshore Global Note and a corresponding increase in the principal amount of the corresponding Permanent Offshore Global Note.

           Notes offered and sold to IAIs and Notes issued pursuant to
Section 2.3 in exchange for interests in the U.S. Global Notes shall be issued in the form of permanent certificated Notes in registered form, without interest coupons, in substantially the form set forth in Exhibit E including appropriate legends as set forth in Section 2.2(a) (the AU.S. Physical Notes").

           Notes issued pursuant to Section 2.3(b) in exchange for interests in the Permanent Offshore Global Notes shall be in the form of permanent certificated Notes in registered form substantially in the form set forth in Exhibit D (the "Offshore Physical Notes").

           Exchange Notes exchanged for interests in the U.S. Global
Notes or Permanent Offshore Global Notes and the Physical Notes (as defined below) will be issued in the form of a permanent global Note substantially in the form of Exhibit F (the "Exchange Global Notes"), which is hereby incorporated by reference and made a part of this Indenture, deposited with the Trustee as hereinafter provided, including the appropriate legend pertaining to Global Notes set forth in Section 2.2(b). Such Exchange Global Notes may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. Exchange Notes issued pursuant to Section 2.3(b) in exchange for interests in existing Exchange Global Notes shall be in the form of permanent certificated Exchange Notes in registered form substantially in the form set forth in Exhibit K (the "Exchange Physical Notes", together with the Exchange Global Notes, the "Exchange Notes").

           The Offshore Physical Notes, U.S. Physical Notes and the
Exchange Physical Notes are sometimes collectively herein referred to as the "Physical Notes." The U.S. Global Notes, the Offshore Global Notes and the Exchange Global Notes are sometimes referred to herein as the "Global Notes."

           The definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

           SECTION II.2. Restrictive Legends. Unless and until a Note is exchanged for an Exchange Note or otherwise sold in connection with an effective registration statement under the Securities Act pursuant to the Registration Rights Agreement or otherwise, (A) the U.S. Global Notes shall bear the legends set forth in subparagraphs (a) and (b) below on the face thereof, (B) the U.S. Physical Notes shall bear the applicable legend set forth in subparagraph (a) below on the face thereof, and (C) the Temporary Offshore Global Note shall bear the legends set forth in subparagraphs (a) and (b) below on the face thereof.

           a) THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE ASECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS
NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS NOTE UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ONE OF ITS SUBSIDIARIES, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES

ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER) OR (F) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS NOTE UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR IS A PURCHASER WHO IS NOT A U.S. PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS NOTE PURSUANT TO CLAUSE 2(E) ABOVE OR UPON ANY TRANSFER OF THIS NOTE UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND AU.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION PROVIDED BY RULE 144(k) UNDER THE SECURITIES ACT.

           (b) Each Global Note, whether or not an Exchange Note, shall bear the following legend on the face thereof:

"UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH

THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

           SECTION II.3. Book-Entry Provisions for Global Notes. (a) The U.S. Global Notes and Offshore Global Notes initially shall (i) be registered in the name of the depositary for such Global Notes or the nominee of such depositary, (ii) be delivered to the Trustee as custodian for such depositary and (iii) bear the legends as set forth in Section 2.2.

           Members of, or participants in, the depositary (each, an "Agent Member") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the depositary, or the Trustee as its custodian, or under such Global Note, and the depositary may be treated by the Company, any Guarantor, the Trustee and any agent of the Company, any Guarantor, or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, any Guarantor, the Trustee or any agent of the Company, any Guarantor, or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the depositary or impair, as between the depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

           b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the depositary, its successors or their respective nominees. Interests of beneficial owners in Global Notes may be transferred in accordance with the rules and procedures of the depositary and the provisions of Section 2.8. In addition, U.S. Physical Notes and Offshore Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Notes or the Permanent Offshore Global Notes, as the case may be, and Exchange Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Exchange Global Notes if (i) the Company notifies the Trustee in writing that the depositary is no longer willing or able to act as depositary or the depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Notes in definitive form under this Indenture, (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the depositary or (iv) in accordance with the rules and procedures of the depositary and the provisions of Section 2.8.

           (c) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

           (d) In connection with any transfer of a portion of the beneficial interests in a Global Note to beneficial owners pursuant to paragraph (b) of this Section 2.3, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in such Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes, Offshore Physical Notes or Exchange Physical Notes, as the case may be, of like tenor and amount.

           (e) In connection with the transfer of the U.S. Global Notes, the the Permanent Offshore Global Notes or the Exchange Global Notes, in whole, to beneficial owners pursuant to paragraph (b) of this Section 2.3, the U.S. Global Notes, Permanent Offshore Global Notes or the Exchange Global Notes, as case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the depositary in exchange for its beneficial interest in the U.S. Global Notes, Permanent Offshore Global Notes or the Exchange Global Notes, as the case may be, an equal aggregate principal amount of U.S. Physical Notes, Offshore Physical Notes or Exchange Physical Notes, as the case may be, of authorized denominations.

           (f) Any U.S. Physical Note delivered in exchange for an interest in the U.S. Global Notes pursuant to paragraph (b), (d) or (e) of this Section
2.3 shall, except as otherwise provided by paragraph (e) of Section 2.8, bear the legend regarding transfer restrictions applicable to the U. S. Physical Note set forth in Section 2.2(a).

           (g) The registered holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

           SECTION II.4. Execution, Authentication and Denominations. The Notes shall be executed by two Officers of the Company. The signature of these Officers on the Notes may be by facsimile or manual signature in the name and on behalf of the Company. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee or authenticating agent authenticates the Note, the Note shall be valid nevertheless.

           A Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

           At any time and from time to time after the execution of this Indenture, the Trustee or an authenticating agent shall upon receipt of a written order signed by an Officer of the Company authenticate for original issue Notes in the aggregate principal amount specified in such order;
provided that the Trustee shall be entitled to receive an Officers'
Certificate and an Opinion of Counsel of the Company in connection with such authentication of Notes. Such order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

           The Trustee may appoint an authenticating agent to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

           The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 in principal amount and any integral multiple thereof, except that U.S. Physical Notes shall be in denominations of $100,000 and any integral multiples of $1,000 in excess thereof.

           In case the Company or any Guarantor, pursuant to Articles IV or X, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company or any Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article IV or X, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.4 in exchange or substitution for or upon registration of transfer of any Notes such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time outstanding for Notes authenticated and delivered in such new name.

           SECTION II.5. Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Notes may be presented for payment (the "Paying Agent"). The Company shall cause each of the Registrar and the Paying Agent to maintain an office or agency in the Borough of Manhattan, The City of New York. The Registrar shall keep a register of the Notes and of their transfer and exchange (the "Note Register"). The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

           The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar, co-registrar or transfer agent.

           The Company initially appoints the Trustee as Registrar and Paying Agent for the Notes. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee as of each record date and at such other times as the Trustee may reasonably request the names and addresses of Holders as they appear in the Note Register, including the aggregate principal amount of Notes held by each Holder.

           SECTION II.6. Paying Agent To Hold Money in Trust. By at least 10:00 a.m (New York City time) on the date on which any principal of, premium, if any, and interest, including Additional Interest, on any Notes is due and payable, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal, premium, if any, and interest, including Additional Interest, when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by such Paying Agent for the payment of principal of, premium, if any, and interest, including Additional Interest, on the Notes and shall notify the Trustee in writing of any default by the Company or any Guarantor in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Notes.

           SECTION II.7. Transfer and Exchange. (a) The Notes are issuable only in registered form. A Holder may transfer a Note only by written application to the Registrar or another transfer agent stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Note Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any agent of the Company shall treat the person in whose name the Note is registered as the owner thereof for all purposes whether or not the Note shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry. When Notes are presented to the Registrar or another transfer agent with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations (including an exchange of Notes for Exchange Notes), the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such Notes are duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder); provided that no exchanges of Notes for Exchange Notes shall occur until a Registration Statement shall have been declared effective by the SEC and that any Notes that are exchanged for Exchange Notes shall be cancelled by the Trustee. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange or redemption of the Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.11, 5.8 or 9.5).

           Neither the Registrar nor any other transfer agent shall be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under
Section 5.3 and ending at the close of business on the day of such mailing, or
(ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

           SECTION II.8. Special Transfer Provisions. Unless and until a Note is exchanged for an Exchange Note or otherwise sold in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, the following provisions shall apply:

           (a) Transfers to Non-QIB IAIs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note or any beneficial interest therein to any IAI which is not a QIB (excluding Non-U.S. Persons):

               (i) The Registrar shall register the transfer of any Note or beneficial interest therein, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act or
           (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit H hereto.

               (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Notes, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) above and (y) instructions given in accordance with the depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Notes in an amount equal to the principal amount of the beneficial interest in the U.S. Global Notes to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes of like tenor and amount.

           (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note or beneficial interest therein to a QIB (excluding Non-U.S. Persons):

               (i) If the Note to be transferred consists of (x)
           U.S. Physical Notes, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in the U.S. Global Notes, the transfer of such interest may be effected only through the book entry system maintained by the depositary.

               (ii) If the proposed transferee is an Agent Member, and the Note to be transferred consists of U.S. Physical Notes, upon receipt by the Registrar of the documents referred to in paragraph
           (i) above and instructions given in accordance with the depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of U.S. Global Notes in an amount equal to the principal amount of the U.S. Physical Notes to be transferred, and the Trustee shall cancel the U.S. Physical Notes so transferred.

           (c) Transfers of Interests in the Temporary Offshore Global Notes The following provisions shall apply with respect to registration of any proposed transfer of an interest in a Temporary Offshore Global Note:

               (i) The transfer of such interest may be effected only through the book entry system maintained by the appropriate depositary and only if (x) the proposed transferee is a Non-U.S. Person and the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit I hereto or (y) the proposed transferee is a QIB and the proposed transferor has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

               (ii) If the proposed transferee is an Agent Member, upon receipt by the Registrar of the documents referred to in clause (i)(y) above and instructions given in accordance with the depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Notes in an amount equal to the principal amount of the Temporary Offshore Global Notes to be transferred, and the Trustee shall decrease the amount of the Temporary Offshore Global Notes.

           d) Transfers of Interests in the Permanent Offshore Global
Notes, Offshore Physical Notes, Exchange Global Notes or Exchange Physical Notes. The following provisions shall apply with respect to any transfer of interests in Permanent Offshore Global Notes, Offshore Physical Notes, Exchange Global Notes or Exchange Physical Notes. The Registrar shall register the transfer of any such Note without requiring any additional certification. The transfer of interests in the Permanent Offshore Global Notes and the Exchange Global Notes may be effected only through the book entry system maintained by the appropriate depositary. The Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Permanent Offshore Global Notes or Exchange Global Notes, as applicable, in an amount equal to the principal amount of the beneficial interest in such Note to be transferred, and, if the proposed transferee is an Agent Member that will take delivery in the form of a beneficial interest in a Global Note, upon receipt by the Registrar of instructions given in accordance with the depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such new Global Notes in an amount equal to the principal amount of the applicable Notes to be transferred and will simultaneously cancel a like principal amount of physical Notes being surrendered for transfer or exchange, or simultaneously record a decrease in like principal amount of the Global Note the beneficial interest in which is being surrendered for transfer or exchange, as applicable.

           (e) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of a Note or a beneficial interest therein to a Non-U.S. Person:

               (i) Prior to the 41st day following the later of commencement of the offering of the Notes and the Issue Date, the Registrar shall register any proposed transfer of a Note to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit I hereto from the proposed transferor.

               (ii) On and after the 41st day following the later of commencement of the offering of the Notes and the Issue Date, the Registrar shall register any proposed transfer to any Non-U.S. Person if the Note to be transferred is a U.S. Physical Note or an interest in U.S. Global Notes, upon receipt of a certificate substantially in the form of Exhibit I hereto from the proposed transferor. If the Note to be transferred is a U.S. Physical Note, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Offshore Physical Notes of like tenor and amount, or, if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Notes in an amount equal to the principal amount of the U.S. Physical Notes to be transferred, and the Trustee shall cancel the U.S. Physical Notes so transferred.

               iii) (a) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Notes, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (ii) and (y) instructions in accordance with the depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Notes in an amount equal to the principal amount of the beneficial interest in the U.S. Global Notes to be transferred, and
           (b) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Notes in an amount equal to the principal amount of the U.S. Global Notes to be transferred, and the Trustee shall decrease the principal amount of the U.S. Global Notes.

           (f) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless either (i) the circumstances contemplated by the eighth paragraph of
Section 2.1 or (a)(i)(x) or (e)(ii) of this Section 2.8 exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

           (g) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture. The Registrar shall be entitled to receive and rely on written instructions from the Company verifying that such transfer complies with such restrictions on transfer. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

           The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.3 or this Section 2.8. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

           SECTION II.9. Mutilated, Destroyed, Lost or Stolen Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Note is replaced, and, in the absence of notice to the Company, any Guarantor or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

           In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

           Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

           Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, any Guarantor (if applicable) and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

                  SECTION II.10. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note ceases to be outstanding in the event the Company or an Affiliate of the Company holds the Note, provided, however, that for purposes of determining which are outstanding for consent or voting purposes hereunder, in determining whether the Trustee shall be protected in making a determination whether the holders of the requisite principal amount of outstanding Notes are present at a meeting of holders of Notes for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, or relying upon any such quorum, consent or vote, only Notes which a Responsible Officer of the Trustee actually knows to be held by the Company or an Affiliate of the Company shall not be considered outstanding.

                  If a Note is replaced pursuant to Section 2.9, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

           If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal, premium, if any, and interest, including Additional Interest, payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

           SECTION II.11. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a holder of definitive Notes.

           SECTION II.12. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and return to the Company all Notes surrendered for registration of transfer, exchange, payment or cancellation. The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.

           SECTION II.13. Payment of Interest; Defaulted Interest. Interest on any Note which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Note (or one or more predecessor Notes) is registered at the close of business on the regular record date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 2.5.

           Any interest on any Note which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular record date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called ADefaulted Interest") shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

                  (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date (not less than 30 days after such notice) of the proposed payment (the "Special Interest Payment Date"), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a record date (the "Special Record Date") for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in
           Section 11.2, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

                  (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

           Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

           SECTION II.14. Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

           SECTION II.15. CUSIP Numbers. The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange shall not be affected by any defect in or omission of such CUSIP numbers.

                                   ARTICLE III

                                    Covenants

           SECTION III.1. Payment of Notes. The Company shall promptly pay the principal of, interest, including Additional Interest, and premium, if any, on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, interest, including Additional Interest, and premium, if any, shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, interest, including Additional Interest, and premium, if any, then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture. If any Additional Interest is due, the Company shall deliver an Officers' Certificate to the Trustee setting forth the Additional Interest per $1,000 aggregate principal amount of Notes.

           The Company shall pay interest on overdue principal, interest, including Additional Interest, and premium, if any, at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

           Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

           SECTION III.2. Maintenance of Office or Agency. The Company shall maintain the office or agency required under Section 2.5. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

           The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

           SECTION III.3. SEC Reports and Available Information. The Company shall comply with all the applicable provisions of TIA ss. 314(a).

           SECTION III.4. Certificate to Trustee. (a) The Company shall deliver to the Trustee, within 45 days after the end of each fiscal quarter (120 days after the end of the last fiscal quarter of each year), an Officer's Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal year. In the case of the Officer's Certificate delivered within 120 days after the end of the Company's fiscal year, such certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Company that a review has been conducted of the activities of the Company and its Restricted Subsidiaries and the Company's and its Restricted Subsidiaries' performance under this Indenture and that the Company has complied with all conditions and covenants under this Indenture. For purposes of this
Section 3.4, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If any of the Officers signing such certificate has knowledge of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status. The first certificate to be delivered pursuant to this Section 3.4(a) shall be for the first fiscal quarter beginning after the execution of this Indenture.

           (b) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, beginning with the fiscal year in which this Indenture was executed, a certificate signed by the Company's independent certified public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Notes as they relate to accounting matters, (ii) that they have read the most recent Officers' Certificate delivered to the Trustee pursuant to paragraph (a) of this Section
3.4 and (iii) whether, in connection with their audit examination, anything came to their attention that caused them to believe that the Company was not in compliance with any of the terms, covenants, provisions or conditions of Article III and Article IV of this Indenture as they pertain to accounting matters and, if any Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided that such independent certified public accountants shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards in effect at the date of such examination.

           SECTION III.5. Negative Pledge. (a) The Company will not, and will not permit any Restricted Subsidiary to, mortgage or pledge as security for any indebtedness any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property of the Company or a Restricted Subsidiary, whether such shares of stock, indebtedness or other obligations of a Subsidiary or Principal Property is owned at the date of this Indenture or hereafter acquired, unless the Company secures or causes such Restricted Subsidiary to secure the outstanding Notes equally and ratably with all indebtedness secured by such mortgage or pledge, so long as such indebtedness shall be so secured; provided, however, that this covenant shall not apply in the case of: (i) the creation of any mortgage, pledge or other lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property hereafter acquired (including acquisitions by way of merger or consolidation) by the Company or a Restricted Subsidiary contemporaneously with such acquisition, or within 120 days thereafter, to secure or provide for the payment or financing of any part of the purchase price thereof, or the assumption of any mortgage, pledge or other lien upon any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property hereafter acquired existing at the time of such acquisition, or the acquisition of any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property subject to any mortgage, pledge or other lien without the assumption thereof, provided that every such mortgage, pledge or lien referred to in this clause (i) shall attach only to the shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property so acquired and fixed improvements thereon; (ii) any mortgage, pledge or other lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property existing at the date of this Indenture; (iii) any mortgage, pledge or other lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property in favor of the Company or any Restricted Subsidiary; (iv) any mortgage, pledge or other lien on Principal Property being constructed or improved securing loans to finance such construction or improvements; (v) any mortgage, pledge or other lien on shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property incurred in connection with the issuance of tax-exempt governmental obligations; (vi) any renewal of or substitution for any mortgage, pledge or other lien permitted by any of the preceding clauses (i) through (v), provided, in the case of a mortgage, pledge or other lien permitted under clause (i), (ii) or (iv), the debt secured is not increased nor the lien extended to any additional assets.

           (b) Notwithstanding the provisions of paragraph (a) of this Section, the Company or any Restricted Subsidiary may create or assume liens in addition to those permitted by paragraph (a) of this Section, and renew, extend or replace such liens, provided that at the time of such creation, assumption, renewal, extension or replacement, and after giving effect thereto, Exempted Debt does not exceed 10% of Consolidated Net Worth.

           SECTION III.6. Certain Sale and Lease-back Transactions. (a) The Company will not, and will not permit any Restricted Subsidiary to, sell or transfer, directly or indirectly, except to the Company or a Restricted Subsidiary, any Principal Property as an entirety, or any substantial portion thereof, with the intention of taking back a lease of such property, except a lease for a period of three years or less at the end of which it is intended that the use of such property by the lessee will be discontinued; provided that, notwithstanding the foregoing, the Company or any Restricted Subsidiary may sell any such Principal Property and lease it back for a longer period (i) if the Company or such Restricted Subsidiary would be entitled, pursuant to the provisions of Section 3.5(a), to create a mortgage on the property to be leased securing Funded Debt in an amount equal to the Attributable Debt with respect to such sale and lease-back transaction without equally and ratably securing the outstanding Notes or (ii) if (A) the Company promptly informs the Trustee of such transaction, (B) the net proceeds of such transaction are at least equal to the fair value (as determined by Board Resolution of the Company) of such property and (C) the Company causes an amount equal to the net proceeds of the sale to be applied to the retirement, within 120 days after receipt of such proceeds, of Funded Debt incurred or assumed by the Company or a Restricted Subsidiary (including the Notes); provided further that, in lieu of applying all of or any part of such net proceeds to such retirement, the Company may, within 75 days after such sale, deliver or cause to be delivered to the applicable trustee for cancellation either debentures or notes evidencing Funded Debt of the Company (which may include the outstanding Notes) or of a Restricted Subsidiary previously authenticated and delivered by the applicable trustee, and not theretofore tendered for sinking fund purposes or called for a sinking fund or otherwise applied as a credit against an obligation to redeem or retire such notes or debentures, and an Officers' Certificate (which Certificate shall be delivered to the Trustee and each paying agent and which need not contain the statements prescribed by the second paragraph of Section 11.5) stating that the Company elects to deliver or cause to be delivered such debentures or notes in lieu of retiring Funded Debt as hereinabove provided. If the Company shall so deliver debentures or notes to the applicable trustee and the Company shall duly deliver such Officers' Certificate, the amount of cash which the Company shall be required to apply to the retirement of Funded Debt under this Section 3.6(a) shall be reduced by an amount equal to the aggregate of the then applicable optional redemption prices (not including any optional sinking fund redemption prices) of such debentures or notes, or, if there are no such redemption prices, the principal amount of such debentures or notes; provided, that in the case of debentures or notes which provide for an amount less than the principal amount thereof to be due and payable upon a declaration of the maturity thereof, such amount of cash shall be reduced by the amount of principal of such debentures or notes that would be due and payable as of the date of such application upon a declaration of acceleration of the maturity thereof pursuant to the terms of the indenture pursuant to which such debentures or notes were issued.

           (b) Notwithstanding the provisions of paragraph (a) of this Section 3.6, the Company or any Restricted Subsidiary may enter into sale and lease-back transactions in addition to those permitted by paragraph (a) of this Section 3.6 and without any obligation to retire any outstanding Notes or other Funded Debt, provided that at the time of entering into such sale and lease-back transactions and after giving effect thereto, Exempted Debt does not exceed 10% of Consolidated Net Worth.

           SECTION III.7. Corporate Existence. Subject to Article IV and
Section 10.2, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each Restricted Subsidiary and the corporate rights (charter and statutory) licenses and franchises of the Company and each Restricted Subsidiary; provided, however, that nothing in this Indenture or the Notes or the Guarantees shall restrict the ability of the Company and any Guarantor to effect the Reorganization and the Company shall not be required to preserve any such existence (except the Company), right, license or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, disadvantageous in any material respect to the Holders, and provided, further, the Company or any Guarantor, as the case may be, may merge in accordance with Sections 4.1 and 10.2.

           SECTION III.8. Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a material liability or lien upon the property of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company), are being maintained in accordance with GAAP or where the failure to effect such payment will not be disadvantageous to the Holders.

           SECTION III.9. Waiver of Stay, Extension or Usury Laws. The
Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest, including Additional Interest, on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

           SECTION III.10. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

           SECTION III.11. Notice of Defaults. In the event that any Officer becomes aware of any Default or Event of Default, the Company shall promptly deliver to a Responsible Officer of the Trustee an Officers' Certificate specifying such Default or Event of Default.


                                  ARTICLE IV

                   Consolidation, Merger, Sale or Conveyance

           SECTION IV.1. Covenant Not to Merge, Consolidate, Sell or
Convey Property Except Under Certain Conditions. Nothing contained in this Indenture or in any of the Notes or Guarantees shall prevent any consolidation or merger of the Company into any other corporation or corporations (whether or not affiliated with the Company), or successive consolidations or mergers to which the Company or its respective successor or successors shall be a party or parties, or shall prevent any sale, lease or conveyance of the property of the Company as an entirety or substantially as an entirety or, subject to Section 3.6, otherwise; provided, that upon any such consolidation, merger, sale, lease or conveyance to which the Company is a party, other than the transactions comprising the Reorganization, and in which the Company is not the surviving corporation, the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Company and the due and punctual payment of the principal of, interest, including Additional Interest, and premium, if any, on all of the Notes, according to their tenor, shall be expressly assumed by supplemental indenture executed and delivered to the Trustee, by the corporation formed by such consolidation, or into which the Company shall have been merged, or which shall have acquired such property.

           SECTION IV.2. Successor Corporation Substituted. In case of any such consolidation, merger, sale or conveyance, and following such an assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein. Such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.

           In case of any such consolidation, merger, sale, lease or conveyance such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

           In the event of any such sale or conveyance (other than a conveyance by way of lease) the Company or any successor corporation which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Indenture and the Notes and may be liquidated and dissolved.

           SECTION IV.3. Opinion of Counsel to Trustee. The Trustee, subject to the provisions of Sections 7.1 and 7.2, shall receive an Opinion of Counsel, prepared in accordance with Section 11.4, as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Indenture.


                                   ARTICLE V

                              Redemption of Notes

           SECTION V.1. Optional Redemption. Each of the Notes are redeemable, in whole or in part, at any time and from time to time, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of the applicable series of Notes and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the applicable series of Notes, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 12.5 basis points for the Notes due 2003, plus 25 basis points for the Notes due 2006, and plus 37.5 basis points for the Notes due 2009, plus, with respect to each of the Notes, accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

           Except as set forth above, the Notes will not be redeemable by the Company prior to maturity and will not be entitled to the benefit of any sinking fund.

           SECTION V.2. Notices to Trustee. If the Company elects to redeem Notes pursuant to Section 5.1, it shall notify the Trustee in writing of the redemption date and the principal amount of Notes to be redeemed.

           The Company shall give written notice to the Trustee provided for in this Section at least 60 days (45 days in the case of redemption of all the Notes) before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate from the Company to the effect that such redemption will comply with the conditions herein. The record date relating to such redemption shall be selected by the Company and set forth in the related notice given to the Trustee, which record date shall be not less than 15 days prior to the date selected for redemption by the Company.

           SECTION V.3. Selection of Notes to be Redeemed. If fewer than all the Notes then outstanding are to be redeemed, the Trustee shall select the Notes (not more than 60 days prior to the redemption date) to be redeemed and that the Trustee considers to be fair and appropriate in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than

$1,000. Notes and portions of them that the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company of the Notes or portions of Notes to be redeemed.

           SECTION V.4. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Notes, notice of redemption shall be mailed by first-class mail to each Holder of Notes to be redeemed.

           The notice shall identify the Notes to be redeemed and shall state:

                   (i)  the redemption date;

                  (ii) the redemption price (or the method of calculating such price) and the amount of accrued interest to be paid, if any;

                 (iii)  the name and address of the Paying Agent;

                  (iv) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued and unpaid interest, if any;

                   (v) if fewer than all the outstanding Notes are to be redeemed, the Bond No. (if certificated) and principal amounts of the particular Notes to be redeemed;

                  (vi) that, unless the Company defaults in making such redemption payment, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

                 (vii) the CUSIP number, if any, printed on the Notes being redeemed; and

                (viii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

           At the Company's request, the Trustee shall give the notice of redemption in the name of the Company and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section 5.4.

           SECTION V.5. Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 5.4, Notes called for redemption shall become due and payable on the redemption date and at the redemption price as stated in the notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

           SECTION V.6. Deposit of Redemption Price. By no later than 10:00 a.m. (New York City time) on the date of redemption, the Company shall deposit with the Paying Agent (or, if the Company or any of its respective Subsidiaries is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which are owned by the Company or a Subsidiary and have been delivered by the Company or such Subsidiary to the Trustee for cancellation.

           SECTION V.7. Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the redemption date, become due and payable at the redemption price therein specified (together with accrued interest, if any, to the redemption date), and from and after such date (unless the Company shall default in the payment of the redemption price and accrued interest) such Notes shall cease to bear such interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the redemption price, together with accrued interest, if any, to the redemption date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.)

           If any Note called for redemption shall not be so paid upon surrender thereof for redemption because of the Company's failure to deposit money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes to be redeemed, the principal (and premium, if any) shall, until paid, bear interest from the redemption date at the rate borne by the Notes.

           SECTION V.8. Notes Redeemed in Part. Any Notes which are to be redeemed only in part (pursuant to the provision of this Article) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 3.2 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note at the expense of the Company, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered, provided, that each such new Note will be in a principal amount of $1,000 or integral multiple thereof, except that U.S. Physical Notes shall be in denominations of $100,000 and any integral multiples of $1,000 in excess thereof.


                                  ARTICLE VI

                             Defaults and Remedies

           SECTION VI.1. Event of Default Defined; Acceleration of Maturity; Waiver of Default. AEvent of Default" with respect to Notes of any series wherever used herein, means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (a) default in the payment of any installment of interest upon any of the Notes of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

                 (b) default in the payment of all or any part of the principal on any of the Notes of such series as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise; or

                 (c) default in the payment of any sinking fund installment as and when the same shall become due and payable by the terms of the Notes of such series; or

                 (d) default in the performance, or breach, of any covenant or agreement of the Company or the Guarantors in respect of the Notes of such series (other than a covenant or agreement in respect of the Notes of such series a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by first class mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes of all series affected thereby, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                 (e) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or the Guarantors in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                 (f) the Company or any Restricted Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of its property, or make any general assignment for the benefit of creditors; or

                 (g) any Guarantee ceases to be in full force and effect (except as contemplated by the terms hereof), or any Guarantee is declared in a judicial proceeding to be null and void, or any Guarantor denies or disaffirms in writing its obligations under the terms of this Indenture or its Guarantee; or

                 (h) any other Event of Default provided in the supplemental indenture or Board Resolution under which such series of Notes is issued or in the form of Note for such series.

           If an Event of Default described in clauses (a), (b), (c), (d) or (h) above (if the Event of Default under clause (d) or (h) is with respect to less than all series of Notes then outstanding) occurs and is continuing, then, and in each and every such case, except for any series of Notes the principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes of each such affected series then outstanding hereunder (voting as a single class) by notice in writing to the Company (and to the Trustee if given by Noteholders), may declare the entire principal of all Notes of all such affected series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clauses (d) or (h) (if the Event of Default under clause (d) or (h), as the case may be, is with respect to all series of Notes then outstanding), (e), (f) or (g) occurs and is continuing, then and in each and every such case, unless the principal of all the Notes shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all the Notes then outstanding hereunder (treated as one class), by notice in writing to the Company (and to the Trustee if given by Noteholders), may declare the entire principal of all the Notes then outstanding and interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

           The foregoing provisions, however, are subject to the condition that if, at any time after the principal of the Notes of any series (or of all the Notes, as the case may be) shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company or any Guarantor shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Notes of each such series (or of all the Notes, as the case may be) and the principal of any and all Notes of each such series (or of all the Notes, as the case may be) which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest specified in the Notes of each such series to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of gross negligence or bad faith, and if any and all Events of Default under the Indenture, other than the non-payment of the principal of Notes which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then and in every such case the Holders of a majority in aggregate principal amount of all the Notes of each such series, or of all the Notes, in each case voting as a single class, then outstanding, by written notice to the Company and to the Trustee, may waive all defaults with respect to each such series (or with respect to all the Notes, as the case may be) and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

           SECTION VI.2. Collection of Indebtedness by Trustee; Trustee
May Prove Debt. The Company covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Notes of any series when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or (b) in case default shall be made in the payment of all or any part of the principal of any of the Notes of any series when the same shall have become due and payable, whether upon maturity of the Notes of such series or upon any redemption, repurchase or by declaration or otherwise, then upon demand of the Trustee, the Company or any Guarantor will pay to the Trustee for the benefit of the Holders of the Notes of such series the whole amount that then shall have become due and payable on all Notes of such series for principal or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest specified in the Notes of such series); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of its negligence or bad faith.

           Until such demand is made by the Trustee, the Company or any Guarantor may pay the principal of and interest on the Notes of any series to the Holders, whether or not the principal of and interest on the Notes of such series be overdue.

           In case the Company or the Guarantors shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon the Notes and collect in the manner provided by law out of the property of the Company or other obligor upon the Notes, wherever situated, the moneys adjudged or decreed to be payable.

           In case there shall be pending proceedings relative to the Company or any other obligor upon the Notes under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Company or other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

                 (a) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of gross negligence or bad faith) and of the Noteholders allowed in any judicial proceedings relative to the Company or other obligor upon the Notes or to the creditors or property of the Company or such other obligor,

                 (b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Notes of any series in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and

                 (c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Noteholders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Noteholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Noteholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of gross negligence or bad faith.

           Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes of any series or the rights of any

Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

           All rights of action and of asserting claims under this Indenture, or under any of the Notes of any series, may be enforced by the Trustee without the possession of any of the Notes of such series appertaining to such Notes or the production thereof at any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of such Notes in respect of which such action was taken.

           In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes or in respect of which such action was taken, and it shall not be necessary to make any Holders of such Notes parties to any such proceedings.

           SECTION VI.3. Application of Proceeds. Any moneys collected by the Trustee pursuant to this Article in respect of any series of Notes shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Notes in respect of which monies have been collected and stamping (or otherwise noting) thereon the payment, or issuing Notes of such series in reduced principal amounts in exchange for the presented Notes of like series if only partially paid, or upon surrender thereof if fully paid:

                  FIRST: To the payment of costs and expenses applicable to such series in respect of which monies have been collected, including reasonable compensation to the Trustee and each predecessor Trustee and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee and their respective agents and attorneys except as a result of negligence or bad faith;

                  SECOND: In case the principal of the Notes of such series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Notes of such series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest specified in such Notes, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

                  THIRD: In case the principal of the Notes of such series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Notes of such series for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest specified in the Notes of such series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Notes of such series, then to the payment of such principal and interest, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, or of any Note of such series over any other Note of such series, ratably to the aggregate of such principal and accrued and unpaid interest; and

                  FOURTH: To the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto as directed in writing.

           SECTION VI.4. Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

           SECTION VI.5. Restoration of Rights on "bandonment of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Company, the Guarantors, and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Guarantors, the Trustee and the Noteholders shall continue as though no such proceedings had been taken.

           SECTION VI.6. Limitations on Suits by Noteholders. No Holder of any Note of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to a Responsible Officer of the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than 25% in aggregate principal amount of the Notes of each affected series then outstanding (treated as a single class) shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such reasonable security or indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.9; it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee, that no one or more Holders of Notes of any series shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holder of Notes, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Notes of the applicable series. For the protection and enforcement of the provisions of this Section, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

           SECTION VI.7. Unconditional Right of Noteholders to Institute Certain Suits. Notwithstanding any other provision in this Indenture and any provision of any Note, the right of any Holder of any Note to receive payment of the principal of, premium, if any, and interest, including Additional Interest, on such Note on or after the respective due dates expressed in such Note, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

           SECTION VI.8. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 6.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

           No delay or omission of the Trustee or of any Holder of Notes to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 6.6, every power and remedy given by this Indenture or by law to the Trustee or to the Holders of Notes may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders of Notes.

           SECTION VI.9. Control by Noteholders. The Holders of a majority in aggregate principal amount of the Notes of each series affected (with each such series voting as a separate class) at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Notes of such series by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided further that (subject to the provisions of Section 7.1) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith, or a trust committee or Responsible Officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forebearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Notes of all series so affected not joining in the giving of said direction, it being understood that (subject to Section 7.1) the Trustee shall have no duty to ascertain whether or not such actions or forebearances are unduly prejudicial to such Holders.

           Nothing in this Indenture shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Noteholders.

           SECTION VI.10. Waiver of Past Defaults. Prior to the acceleration of the maturity of the Notes as provided in Section 6.1, the Holders of a majority in aggregate principal amount of the Notes of all series at the time outstanding with respect to which an event of default shall have occurred and be continuing (voting as a single class) may on behalf of the Holders of all such Notes waive any past Default or Event of Default described in Section 6.1 and its consequences, except a Default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note affected. In the case of any such waiver, the Company, the Guarantors, the Trustee and the Holders of all such Notes of each series affected shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

           Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

           SECTION VI.11. Trustee to Give Notice of Default, But May Withhold in Certain Circumstances. The Trustee shall, within 90 days after the occurrence of a Default with respect to the Notes of any series, give notice of all Defaults with respect to that series actually known to a Responsible Officer of the Trustee (i) if any Unregistered Notes of that series are then outstanding, to the Holders thereof, by publication at least once in an

Authorized Newspaper in the Borough of Manhattan, the City of New York and at least once in an Authorized Newspaper in London and (ii) to all Holders of Notes of such series in the manner and to the extent provided in Section 313(c) of the TIA, unless in each case such Defaults shall have been cured before the mailing or publication of such notice; provided that, except in the case of Default in the payment of the principal of or interest, including Additional Interest, on any of the Notes of such series, or in the payment of any sinking fund installment on such series, the Trustee shall be protected in withholding such notice if and so long Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Noteholders of such series.

           SECTION VI.12. Right of Court to Require Filing of Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to:

                  (A)  any suit instituted by the Trustee,

                  (B) any suit instituted by any Noteholder or group of Noteholders of any series holding in the aggregate more than 10% in aggregate principal amount of the Notes of such series, or, in the case of any suit relating to or arising under clauses (d) or (h) of Section
         6.1 (if the suit relates to Notes of more than one but less than all series), 10% in aggregate principal amount of Notes outstanding affected thereby, or in the case of any suit relating to or arising under clauses (d) or (h) (if the suit under (d) or (h) relates to all the Notes then outstanding), (c), (e), (f), (g) or (i) of Section 6.1, 10% in aggregate principal amount of all Notes outstanding, or

                  (C) any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the due date expressed in such Note or any date fixed for redemption.


                                  ARTICLE VII

                                    Trustee


           SECTION VII.1. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security satisfactory to the Trustee against loss, liability or expense.

                 (b)  Except during the continuance of an Event of Default:

                      (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officers' Certificates and Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such Officers' Certificates and Opinions of Counsel which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such Officers' Certificates and Opinions of Counsel to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                 (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                      (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.1;

                     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                    (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.9.

                 (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                 (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

                 (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                 (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

                 (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1 and to the provisions of the TIA.

                 (i) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                 (j) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

           SECTION VII.2. Rights of Trustee. (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                 (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                 (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                 (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

                 (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                 (f) The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes unless either (1) a Trust Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to a Trust Officer of the Trustee by an Company or any other obligor on the Notes or by any Holder of the Notes.

           SECTION VII.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

           SECTION VII.4. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or any offering document, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of an Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication.

           SECTION VII.5. Notice of Defaults. If a Default or an Event of Default occurs with respect to the Notes and is continuing and if it is known to the Trustee, the Trustee shall mail to each Noteholder notice of the Default within 90 days after it is known to a Trust Officer or written notice of it is received by a Trust Officer of the Trustee. Except in the case of a Default in payment of Principal of, premium, if any or interest, including Additional Interest, on any Note (including payments pursuant to the optional redemption or required repurchase provisions of such Note, if any), the Trustee may withhold the notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that withholding the notice is not opposed to the interests of Noteholders.

           SECTION VII.6. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Noteholder a brief report dated as of such May 15 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b). The Trustee shall promptly deliver to the Company a copy of any report it delivers to Holders pursuant to this Section 7.6.

           A copy of each report at the time of its mailing to Noteholders shall be filed by the Trustee with the SEC and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

           SECTION VII.7. Compensation and Indemnity. The Company and the Guarantors jointly and severally covenant and agree to pay to the Trustee from time to time such compensation for its services as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantors shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in accordance with the provisions of this Indenture, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Noteholders and reasonable fees and expenses of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to such compensation for its services, except any such expense, disbursement or advance as may arise from its negligence, wilful misconduct or bad faith. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Trustee shall provide the Company reasonable notice of any expenditure not in the ordinary course of business; provided that prior approval by the Company of any such expenditure shall not be a requirement for the making of such expenditure nor for reimbursement by the Company thereof. The Company and the Guarantors shall indemnify each of the Trustee, its officers, directors, employees and any predecessor Trustees against any and all loss, damage, claim, liability or expense (including reasonable attorneys' fees and expenses) (other than taxes applicable to the Trustee's compensation hereunder) incurred by it without negligence or bad faith on its part in connection with the acceptance or administration of this trust and the performance of its duties hereunder including the costs and expenses of enforcing this Indenture (including this Section 7.7) and of defending itself against any claims (whether asserted by any Noteholder, the company or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee so to notify the Company shall not relieve the Company and the Guarantors of each of its obligations hereunder, except to the extent that the Company and the Guarantors have been prejudiced by such failure. The Company and the Guarantors shall defend the claim and the Trustee may have separate counsel and the Company and the Guarantors shall pay the fees and expenses of such counsel. The Company and the Guarantors need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith. The Company and the Guarantors need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld or delayed.

           To secure the payment obligations of the Company and the Guarantors in this Section 7.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay Principal of and interest on particular Notes.

           The payment obligations of the Company and the Guarantors pursuant to this Section 7.7 shall survive the resignation or removal of the Trustee and any discharge of this Indenture including any discharge under any Bankruptcy Law. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(e) or (f), the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

           SECTION VII.8. Replacement of Trustee. The Trustee may resign at any time with 30 days notice to the Company. The Holders of a majority in principal amount of the Notes then outstanding, may remove the Trustee with 30 days notice to the Trustee and may appoint a successor Trustee, which successor Trustee shall be reasonably acceptable to the Company. The Company shall remove the Trustee if:

                  (i)  the Trustee fails to comply with Section 7.10;

                  (ii)  the Trustee is adjudged bankrupt or insolvent;

                  (iii) a receiver or other public officer takes charge of the Trustee or its property; or

                  (iv) the Trustee otherwise becomes incapable of acting.

           If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Such retiring trustee must receive all funds owed to it prior to the completion of such resignation.

           A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and the Company or the Guarantors shall pay all amounts due and owing to the Trustee under Section
7.7 of the Indenture. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders affected by such resignation or removal. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

           If a successor Trustee does not take office with respect to the Notes within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in aggregate principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

           If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

           Notwithstanding the replacement of the Trustee pursuant to this
Section 7.8, each Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

           SECTION VII.9. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, provided that such corporation shall be eligible under this Article Seven and TIA Section 3.10(a).

           In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

           SECTION VII.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) and any indenture or indentures under which other securities or certificates of interest or participation in other securities of either Company are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

           SECTION VII.11. Preferential Collection of Claims Against the Company. The Trustee shall comply with ' TIA 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.


                                 ARTICLE VIII

           Satisfaction and Discharge of Indenture; Unclaimed Moneys

           SECTION VIII.1. Satisfaction and Discharge of Indenture. (A) If at any time (a) the Company or any Guarantor shall have paid or caused to be paid the principal of, premium, if any, and interest, including Additional Interest, on all the Notes of any series outstanding hereunder (other than Notes of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.9) as and when the same shall have become due and payable, or (b) the Company shall have delivered to the Trustee for cancellation all Notes of any series theretofore authenticated (other than any Notes of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.9) or (c) in the case of any series of Notes where the exact amount (including the currency of payment) of principal of, premium, if any, and interest, including Additional Interest, due on which can be determined at the time of making the deposit referred to in clause (ii) below, (i) all the Notes of such series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (ii) the Company or any Guarantor shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash (other than moneys repaid by the Trustee or any Paying Agent to the Company in accordance with Section 8.4) or, in the case of any series of Notes the payments on which may only be made in Dollars, U.S. Government Obligations, maturing as to principal and interest at such times and in such amounts as will insure the availability of cash, or a combination thereof, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay (X) the principal, premium, if any, and interest, including Additional Interest, on all Notes of such series on each date that such principal, premium, if any, or interest, including Additional Interest, is due and payable and (Y) any mandatory sinking fund payments on the dates on which such payments are due and payable in accordance with the terms of the Indenture and the Notes of such series; and if, in any such case, the Company or any Guarantor shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer and exchange of Notes of such series and the Company's right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders of Notes to receive payments of principal thereof, premium, if any, and interest thereon, upon the original stated due dates therefor (but not upon acceleration), and remaining rights of the Holders to receive mandatory sinking fund payments, if any, (iv) the rights, obligations, duties and immunities of the Trustee hereunder, (v) the rights of the Holders of Notes of such as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, and
(vi) the obligations of the Company under Section 2.5) and the Trustee, on demand of the Company accompanied by an Officer's Certificate and an Opinion of Counsel which comply with Section 11.4 and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture; provided, that the rights of Holders of the Notes to receive amounts in respect of principal of, premium, if any, and interest, including Additional Interest, on the Notes held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Notes are listed. The Company and the Guarantors agree to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes of such series. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company and the Guarantors to the Trustee under Section 7.7 and the obligations of the Trustee under Section 8.1 shall survive.

                  (B) In addition to discharge of the Indenture pursuant to the preceding paragraph, in the case of any series of Notes the exact amounts (including the currency of payment) of principal of and interest due on which can be determined at the time of making the deposit referred to in clause (a) below, the Company and the Guarantors shall be deemed to have paid and discharged the entire indebtedness on all the Notes and the Guarantees of such a series on the 91st day after the date of the deposit referred to in subparagraph (a) below, and the provisions of this Indenture with respect to the Notes of such series and the Guarantees shall no longer be in effect (except as to (i) rights of registration of transfer and exchange of Notes of such series and the Company's right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders of Notes to receive payments of principal thereof, premium, if any, and interest, including Additional Interest, thereon, upon the original stated due dates therefor (but not upon acceleration), and remaining rights of the Holders to receive mandatory sinking fund payments, if any, (iv) the rights, obligations, duties and immunities of the Trustee hereunder, (v) the rights of the Holders of Notes of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them and (vi) the obligations of the Company under Section 2.5) and the Trustee, at the expense of the Company and the Guarantors, shall at the Company's request, execute proper instruments acknowledging the same, if

                  (a) with reference to this provision the Company or any Guarantor has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes of such series (i) cash in an amount, or (ii) in the case of any series of Notes the payments on which may only be made in Dollars, U.S. Government Obligations, maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay (A) the principal, premium, if any, and interest, including Additional Interest, on all Notes of such series on each date that such principal, premium, if any, or interest, including Additional Interest, is due and payable and (B) any mandatory sinking fund payments on the dates on which such payments are due and payable in accordance with the terms of the Indenture and the Notes of such series;

                  (b) such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Company or any Guarantor is a party or by which it is bound;

                  (c) the Company has delivered to the Trustee an Opinion of Counsel based on the fact that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or
         (y) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and such opinion shall confirm that, the Holders of the Notes of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred; and

                  (d) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this provision have been complied with.

                  (C) The Company and the Guarantors shall be released from each of its obligations with respect to the Notes of any series outstanding (except for: (i) the obligations set forth as exceptions above in paragraph (A); (ii) the obligations to (w) compensate and indemnify the Trustee, (x) to appoint a successor Trustee, (y) to repay certain moneys held by the Paying Agent and (z) to return certain unclaimed moneys held by the Trustee; and (iii) such obligations of the Company and the Guarantors are required by the TIA) on and after the date the conditions set forth below are satisfied (hereinafter, Acovenant defeasance"). For this purpose, such covenant defeasance means that, with respect to the outstanding Notes of any series, the Company and the Guarantors are required only to comply with the above obligations and shall have no liability in respect of any term, condition or limitation set forth in any other Section, whether directly or indirectly by reason of any reference to such Section by any other remaining provision or in any other document and such compliance only to the above obligations shall not constitute an Event of Default under Section 6.1. The following shall be the conditions to application of this subsection C of this Section 8.1:

                  (a) The Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Notes of such series, (i) cash in an amount, or (ii) in the case of any series of Notes the payments on which may only be made in Dollars, U.S. Government Obligations maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay (X) the principal, premium, if any, and interest, including Additional Interest, on all Notes of such series and (Y) any mandatory sinking fund payments on the day on which such payments are due and payable in accordance with the terms of the Indenture and the Notes of such series.

                  (b) Such covenant defeasance shall not cause the Trustee to have a conflicting interest as set forth in Article 7 and for purposes of the TIA with respect to any securities of the Company.

                  (c) Such covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or any Guarantor is a party or by which it is bound.

                  (d) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Notes of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

                  (e) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the covenant defeasance contemplated by this provision have been complied with.

           SECTION VIII.2. Application by Trustee of Funds Deposited for Payment of Notes. Subject to Section 8.4, all moneys deposited with the Trustee pursuant to Section 8.1 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Holders of the particular Notes of such series for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such money need not be segregated from other funds except to the extent required by law.

           SECTION VIII.3. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to Notes of any series, all moneys then held by any Paying Agent under the provisions of this Indenture with respect to such series of Notes shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

           SECTION VIII.4. Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years. Any moneys or Government Obligations deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of, premium, if any, or interest, including Additional Interest, on any Note of any series and not applied but remaining unclaimed for two years after the date upon which such principal, premium, if any, or interest, including Additional Interest, shall have become due and payable, shall, upon the written request of the Company and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by the Trustee for such series or such Paying Agent, and the Holder of the Note of such series shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company or the Guarantors for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease

                                  ARTICLE IX

                                  Amendments

           SECTION IX.1. Without Consent of Noteholders. The Company and the Guarantors, when authorized by a Board Resolution (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to a Company Order), and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

                  (a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes of one or more series any property or assets;

                  (b) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article Four;

                  (c) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as its Board of Directors and the Trustee shall consider to be for the protection or benefit of the Holders of all or any series of Notes, (and if such covenants, restrictions, conditions or provisions are for the protection or benefit of less than all series of Notes, stating that they are expressly being included solely for the benefit or protection of such series), and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Notes of such series to waive such an Event of Default;

                  (d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as the Board of Directors may deem necessary or desirable and which shall not adversely affect the interests of the Holders of the Notes in any material respect;

                  (e) to establish the form or forms or terms of Notes of any series as permitted by Sections 2.1;

                  (f) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Notes of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article Seven;

                  (g) to provide for uncertificated Notes and to make all appropriate changes for such purpose;

                  (h)  to comply with the requirements of the TIA;

                  (i)  to add additional Guarantors with respect to the Notes;
         and

                  (j) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee.

           The Trustee is hereby authorized to join with the Company and the Guarantors in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

           Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section
9.2.

           SECTION IX.2. With Consent of Noteholders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding of all series affected by such supplemental indenture (voting as one class), the Company and the Guarantors, each when authorized by a Board Resolution (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to a Company Order), and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes of each such series; provided, that no such supplemental indenture shall (a) extend the final maturity of any Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or make the principal thereof, premium, if any, or interest thereon, including Additional Interest, payable in any coin or currency other than that provided in the Notes or in accordance with the terms thereof, premium, if any, that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 6.1 or the amount thereof provable in bankruptcy pursuant to Section 6.2, or impair or affect the right of any Noteholder to institute suit for the payment thereof or, if the Notes provide therefor, any right of repayment at the option of the Noteholder in each case without the consent of the Holder of each Note so affected, or (b) reduce the aforesaid percentage in principal amount of Notes of any series, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Note so affected.

           A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Notes, or which modifies the rights of Holders of Notes with respect to such covenant or provision, shall be deemed not to affect the rights under this Indenture of the Holders of Notes of any other series.

           Upon the request of the Company and the Guarantors, accompanied by a copy of a Board Resolution (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to a Company Order) certified by the secretary or an assistant secretary of the Company and the Guarantors authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid and other documents, if any, required by Sections 7.1 and 9.4, the Trustee shall join with the Company and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

           It shall not be necessary for the consent of the Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

           Promptly after the execution by the Company, the Guarantors and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall give notice thereof (i) to the Holders of then outstanding Registered Notes of each series affected thereby, by mailing a notice thereof by first class mail to such Holders at their addresses as they shall appear on the Note register, (ii) if any Unregistered Notes of a series affected thereby are then outstanding, to the Holders thereof who have filed their names and addresses with the Trustee pursuant to Section 313(c)(2) of the TIA, by mailing a notice thereof by first class mail to such Holders at such addresses as were so furnished to the Trustee and (iii) if any Unregistered Notes of a series affected thereby are then outstanding, to all Holders thereof, by publication of a notice thereof at least one in an Authorized Newspaper in the Borough of Manhattan, The City of New York and at least once in an Authorized Newspaper in London at the expense of the Company, and in each case such notice shall set forth in general terms the substance of such supplemental indenture. Any failure of the Company to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

           SECTION IX.3. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, the Guarantors and the Holders of Notes of each series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

           SECTION IX.4. Documents to Be Given to Trustee. The Trustee, subject to the provisions of Sections 7.1 and 7.2, shall receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article Nine complies with the applicable provisions of this Indenture.

           SECTION IX.5. Notation on Notes in Respect of Supplemental Indentures. Notes of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee for such series as to any matter provided for by such supplemental indenture or as to any action taken at any such meeting. If the Company so determines, new Notes of any series so modified as to conform, in the opinion of the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Notes of such series then outstanding.

           SECTION IX.6. Compliance with TIA. Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

                  SECTION IX.7. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, is shall bind every Note holder. An amendment or waiver shall become effective upon receipt by the Trustee of the requisite number of written consents under Section
9.1 or 9.2 as applicable.


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                                                                             60

           The Company may, but shall note be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give this consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.

           SECTION IX.8. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article Nine if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall receive indemnity reasonably satisfactory to it and to receive, and (subject to Sections 7.1 and 7.2) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such supplemental indenture constitutes the legal valid and binding obligation of the Company and the Guarantors in accordance with its terms subject to customary exceptions.


                                   ARTICLE X

                                  Guarantees

           SECTION X.1. Guarantees. Each Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of the Notes and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption, by repurchase, or otherwise, of the principal of, premium, if any, and interest, including Additional Interest, on the Notes and all other obligations of the Company under this Indenture (all the foregoing being hereinafter collectively called the "Obligations"). Each Guarantor further agrees (to the extent permitted by law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article X notwithstanding any extension or renewal of any Obligation.

           Each Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any

Holder toexercise any right or remedy against any other Guarantor; or (f) any change in the ownership of the Company.

           Each Guarantor further agrees that its Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Obligations.

           The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

           Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

           In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption, by repurchase or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Obligations then due and owing and (ii) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by law).

           Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Guarantee.

           Each Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or the Holders in enforcing any rights under this Section.

           SECTION X.2. Limitation on Liability; Termination, Release and Discharge. The obligations of each Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees under the Bank Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

           Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor without limitation. Each Guarantor may consolidate with or merge into or sell its assets to a Person other than the Company or another Guarantor (whether or not an Affiliate of the Guarantor), provided, that upon any such consolidation, merger or sale to which such Guarantor is a party, other than transactions in which such Guarantor is not the surviving corporation, the Obligations shall be expressly assumed by supplemental indenture executed and delivered to the Trustee, by the corporation formed by such consolidation, or into which such Guarantor shall have been merged, or which shall have acquired such property, provided, such corporation is also a Bank Credit Agreement Guarantor, and such Guarantor will be deemed released from all its obligations under the Indenture and its Guarantee and such Guarantee will terminate.

           If a Guarantor ceases to be a Bank Credit Agreement Guarantor for any reason, such Guarantor will be deemed released from all of its obligations under the Indenture and its Guarantee of the Notes and such Guarantee will terminate.

           SECTION X.3. Right of Contribution. Each Guarantor hereby agrees that to the extent that any Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Guarantees, such Guarantor shall be entitled to seek and receive contribution from and against the Company or any other Guarantor who has not paid its proportionate share of such payment. The provisions of this Section 10.3 shall in no respect limit the obligations and liabilities of each Guarantor to the Trustee and the Holders and each Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder.

           SECTION X.4. No Subrogation. Notwithstanding any payment or payments made by each Guarantor hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Obligations, nor shall any Guarantor seek or be

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                                                                             63

entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Obligations.

           SECTION X.5. Future Guarantors. After the date on which a Subsidiary other than RJRT (whether previously existing or created or acquired by the Company) becomes a Bank Credit Agreement Guarantor, the Company will execute and deliver and cause such Subsidiary to execute and deliver to the Trustee a supplemental indenture substantially in the form set forth as Exhibit J to the Indenture pursuant to which such Subsidiary will unconditionally guarantee, on a joint and several basis with the other Guarantors, the full and prompt payment of the principal of, premium, if any, and interest, including Additional Interest, on the Notes on an unsecured and unsubordinated basis and become a party to this Indenture as a Guarantor for all purposes of the Indenture.


                                  ARTICLE XI

                                 Miscellaneous

           SECTION XI.1. TIA Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control. Each Guarantor in addition to performing its obligations under its Guarantee shall perform such other obligations as may be imposed upon it with respect to this Indenture under the TIA.

           SECTION XI.2. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                     if to the Company:
                     RJR Nabisco, Inc.
                     1301 Avenue of the Americas
                     New York, New York  10019
                     Attention:  Corporate Secretary



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                                                                             64

                     With a copy to:

                     Davis Polk & Wardwell
                     450 Lexington Avenue
                     New York, New York  10017
                     Attention:  Joseph A. Hall

                     if to the Trustee:
                     The Bank of New York
                     101 Barclay Street, Floor 21 West,
                     New York, New York  10286
                     Attention: Legal Department


           The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

           Any notice or communication mailed to a registered Noteholder shall be mailed to the Noteholder at the Noteholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

           Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

           SECTION XI.3. Communication by Holders with other Holders. Noteholders may communicate pursuant to TIA ss. 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

           SECTION XI.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

                (i) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

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                                                                             65

Notwithstanding the foregoing, the Trustee shall not be required to obtain and Officers' Certificate from the Guarantor with respect to the initial issuance of the Guarantees.

           SECTION XI.5. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                (i) a statement that the individual making such certificate or opinion has read such covenant or condition;

               (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

              (iii) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (iv) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

           In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers' Certificate or on certificates of public officials.

           SECTION XI.6. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

           SECTION XI.7. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Noteholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

           SECTION XI.8. Legal Holidays. A ALegal Holiday" is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York City. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest


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                                                                             66

shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

           SECTION XI.9. GOVERNING LAW. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

           SECTION XI.10. No Recourse Against Others. An incorporator, director, officer, employee, stockholder or controlling person, as such, of each of the Company or any Guarantor shall not have any liability for any obligations of the Company under the Notes, this Indenture or the Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

           SECTION XI.11. Successors. All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind their successors.

           SECTION XI.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

           SECTION XI.13. Variable Provisions. The Company initially appoints the Trustee as Paying Agent and Registrar and custodian with respect to any Global Notes.

           SECTION XI.14. Qualification of Indenture. The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and the Company and the Guarantors shall pay all reasonable costs and expenses (including attorneys' fees and expenses for the Company, the Guarantors, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

           SECTION XI.15. Incorporators, Stockholders, Officers and Directors of Company Exempt and Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any

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                                                                             67

past, present or future stockholder, officer or director, as such, of the Company or the Guarantors or of any successor, either directly or through the Company or the Guarantors or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and release by the acceptance of the Notes by the holders thereof and as part of the consideration for the issue of the Notes.

           SECTION XI.16. Provisions of Indenture for the Sole Benefit of Parties and Noteholders. Nothing in this Indenture or in the Notes expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the Holders of the Notes any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holder of the Notes.


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                                                                             68

           IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.



                                              RJR NABISCO, INC.

                                              By:_____________________________
                                                 Name:
                                                 Title:


                                              R.J. REYNOLDS TOBACCO COMPANY


                                              By:_____________________________
                                                 Name:
                                                 Title:


                                              THE BANK OF NEW YORK,
                                                as Trustee


                                              By:_____________________________
                                                 Name:
                                                 Title: